EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements of Tekelec on Form S-8 (Registration Nos. 33-48079, 33-82124, 33-60611, 333-05933, 333-28887, 333-37843, 333-71261, 333-86147, 333-39588, 333-97793, 333-105879, 333-109301, 333-117086 and 333-121060) and on Form S-3 (Registration No. 333-108821) of our report dated March 29, 2005, relating to the consolidated financial statements, financial statement schedule, management’s assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/  PricewaterhouseCoopers LLP
Los Angeles, California
March 30, 2005